POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that the undersigned does
hereby irrevocably constitute and appoint Margaret B. Shannon, M. Lee
Whitley, and Mia K. Mullins or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, with respect to all matters arising in connection with the undersigned's duties and obligations to file reports with the United States Securities and Exchange
Commission, which are required under Rule 16(a) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, as a result of the undersigned's position as a director or officer of BJ
Services Company, including, but not limited to, the preparation and filing of Forms 3, 4 and 5 and any amendment to any such Form.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any substitute or substitutes, may do by virtue hereof.

This power of attorney shall be governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 9th day June, 2008.

            \s\ Alasdair I. Buchanan
      Alasdair I. Buchanan